EXHIBIT NO. 99.(j) 5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated June 28, 2024, and each included in this Post-Effective Amendment No. 87 to the Registration Statement (Form N-1A, File No. 2-74959) of MFS Series Trust XIII (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated April 12, 2024, with respect to the financial statements and financial highlights of MFS Diversified Income Fund and MFS New Discovery Value Fund (each a series of MFS Series Trust XIII) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended February 29, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Boston, Massachusetts

June 26, 2024